EXHIBIT 99.1

United States Antimony Corporation Reports Record

First Quarter 2025

Financial and Operating Results

Revenues Up 128% YOY

Gross Profit Up 302% YOY

Net Income Up 269% YOY

“The Critical Minerals and ZEO Company”

DALLAS, TX / ACCESS Newswire / May 8, 2025 – United States Antimony Corporation (“USAC” or the “Company” or “U.S. Antimony Corporation”), (NYSE: UAMY) reported today its first quarter 2025 financial and operational results.

Revenues for the first three months of 2025 increased 128% or $3.9 million, to $7 million. This is compared to the first three months of 2024 of $3.1 million in total revenues. Cost of sales only increased 86%, or $2.1 million during the same period. This in-turn allowed the Company’s gross profit to increase 302%, or $1.8 million to $2.4 million. Operating expenses increased $954k to $2 million for the first three months of 2025. Of this amount, $39k was deemed noncash stock compensation. The Company reported net income of $547k for the three months ended March 31, 2025.

Our antimony sales were $5.9 million in the first quarter of 2025, which is up $3.5 million, or 140%, over last year mainly due to the increase in the average sales price quarter over quarter. However, the first quarter of 2025 had lower antimony sales volume than last year’s first quarter primarily due to contract and logistics delays on antimony ore supply. This resulted in more antimony inventory on hand at the end of the first quarter than anticipated, however, our cost basis was lower than current market prices. Both matters have since been resolved and processing and sales have increased at the beginning of the second quarter.

The cash position of the Company at March 31, 2025 was $18.7 million, up $574k from December 31, 2024, and up $6.8 million from March 31, 2024.

Commenting on the First Quarter 2025 financial and operational results, Mr. Gary C. Evans, Chairman and CEO of  U.S. Antimony Corporation stated, “The improved financial results reported this quarter is due to continued higher price realizations for antimony and continued improved operating results from the zeolite division. BRZ experienced increased volumes and pricing along with less maintenance and related costs. With the restart in late April 2025 of the Madero Antimony Smelter located in Mexico, second quarter financial results should improve further. We recently announced our expansion plans at our antimony smelter in Montana last week on April 30, 2025. This expansion which is ongoing and to be completed prior to year-end, will improve throughput capacity at this facility by more than six times the current rate. This will be fueled primarily from our own feedstock originating out of Alaska. Our permitting phase in Alaska is almost complete and we are anxious to begin our gathering of antimony concentrate for shipment via trucks to Montana. Becoming the only fully integrated antimony company in the world, with the exception of China, gives us tremendous optionality and enhanced earnings capability. While this was another record quarter for the Company, we see continued improving financial and operational results for the ensuing quarters this year due to a combination of increased international shipments of antimony, higher zeolite volume commitments, increased pricing on both products, and continued improvements in operating efficiencies. We believe fiscal 2025 will continue to be an exciting and fruitful year for our shareholders as we ramp up operations in all areas of the Company.”

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UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended March 31,
	2025	2024
REVENUES	$7,000,005	$3,072,067
COST OF REVENUES	4,628,275	2,482,582
GROSS PROFIT	2,371,730	589,485
OPERATING EXPENSES:
General and administrative	550,595	500,286
Salaries and benefits	1,000,555	241,605
Professional fees	382,036	212,308
(Gain) loss on sale or disposal of property, plant and equipment, net	(500)	17,494
Other operating expenses	81,052	88,246
TOTAL OPERATING EXPENSES	2,013,738	1,059,939
INCOME (LOSS) FROM OPERATIONS	357,992	(470,454)
OTHER INCOME (EXPENSE):
Interest and investment income	192,156	150,851
Trademark and licensing income	10,843	6,368
Other miscellaneous expense	(14,467)	(9,533)
TOTAL OTHER INCOME, NET	188,532	147,686
INCOME (LOSS) BEFORE INCOME TAXES	546,524	(322,768)
Income tax expense	-	-
Net income (loss)	546,524	(322,768)
Preferred dividends	(1,875)	(1,875)
Net income (loss) available to common stockholders	$544,649	($324,643)

Net income (loss) per share:
Basic	$nil	$nil
Diluted	$nil	$nil
Weighted average shares outstanding:
Basic	113,703,415	107,908,306
Diluted	122,298,290	107,908,306

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UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,746,429	$18,172,120
Accounts receivable, net	1,973,286	1,156,564
Inventories	3,991,111	1,245,724
Prepaid expenses and other current assets	127,589	104,161
Total current assets	24,838,415	20,678,569
Property, plant and equipment, net	13,471,988	12,891,447
Operating lease right-of-use assets	410,573	565,289
Restricted cash for reclamation bonds	99,290	98,778
IVA receivable and other assets, net	676,512	408,519
Total assets	$39,496,778	$34,642,602
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,206,080	$1,545,708
Accrued liabilities	613,159	1,427,146
Accrued liabilities - directors	123,250	141,287
Royalties payable	189,502	133,434
Current portion of operating lease liabilities	452,826	626,562
Current portion of long-term debt	133,409	132,252
Total current liabilities	4,718,226	4,006,389
Operating lease liabilities, net of current portion	294,989	129,007
Long-term debt, net of current portion	161,636	195,425
Asset retirement obligations	1,730,591	1,711,108
Total liabilities	6,905,442	6,041,929
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock $0.01 par value, 10,000,000 shares authorized:
Series A - no shares issued and outstanding	-	-
Series B - 750,000 shares issued and outstanding (liquidation preference $976,875 and $975,000, respectively)	7,500	7,500
Series C - 177,904 shares issued and outstanding (liquidation preference $97,847 both periods)	1,779	1,779
Series D - no shares issued and outstanding	-	-
Common stock, $0.01 par value, 150,000,000 shares authorized;
116,109,221 and 112,951,317 shares issued and outstanding, respectively	1,161,092	1,129,512
Additional paid-in capital	72,023,464	68,610,905
Accumulated deficit	(40,602,499)	(41,149,023)
Total stockholders' equity	32,591,336	28,600,673
Total liabilities and stockholders' equity	$39,496,778	$34,642,602

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UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the three months ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$546,524	($322,768)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	281,970	106,147
Accretion of asset retirement obligation	19,483	18,271
Noncash operating lease expense	146,962	-
Share-based compensation	245,384	205,925
(Gain) loss on sale or disposal of property, plant and equipment, net	(500)	17,494
Write-down of inventory to net realizable value	-	123,217
Other noncash items	-	(15,695)
Changes in operating assets and liabilities:
Accounts receivable	(816,722)	(432,486)
Inventories	(2,745,387)	394,772
Prepaid expenses and other current assets	(23,428)	(24,798)
IVA receivable and other assets, net	(267,993)	(34,989)
Accounts payable	1,660,372	84,250
Accrued liabilities	(813,987)	4,340
Accrued liabilities – directors	(18,037)	42,249
Royalties payable	56,068	(100,902)
Net cash (used in) provided by operating activities	(1,729,291)	65,027
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from redemption of certificates of deposit	-	50,682
Proceeds from sales of property, plant and equipment	500	-
Purchases of property, plant and equipment	(862,511)	(52,713)
Net cash used in investing activities	(862,011)	(2,031)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(32,632)	(21,273)
Proceeds from issuance of common stock, net of issuance costs	2,392,317	-
Proceeds from exercise of warrants	806,438	-
Net cash provided by (used in) financing activities	3,166,123	(21,273)
NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	574,821	41,723
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	18,270,898	11,954,635
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$18,845,719	$11,996,358

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid in cash	$2,937	$651
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Noncash recognition of new operating leases	$63,416	-

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About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada (“USAC,” “U.S. Antimony,” the “Company,” “Our,” “Us,” or “We”) sell antimony, zeolite, and precious metals primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite (“BRZ”) facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. The Company acquired mining claims and leases located in Alaska and Ontario, Canada and leased a metals concentration facility in Montana that could expand its operations as well as its product offerings.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma,” and other similar words and expressions. Forward- looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corp.

4438 W. Lover’s Lane, Unit 100

Dallas, TX 75209

Jonathan Miller, VP, Investor Relations

E-Mail:  Jmiller@usantimony.com

Phone: 406-606-4117

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